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                         SATCON TECHNOLOGY CORPORATION

     Proxy for Annual Meeting of Stockholders to be held February 26, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED, revoking all prior proxies, hereby appoints David B. Eisenhaure and Michael C. Turmelle as Proxies, with full power of substitution to each, to vote for and on behalf of the undersigned at the 1997 Annual Meeting of Stockholders of SATCON TECHNOLOGY CORPORATION to be held at the offices of Hale and Dorr, 60 State Street, Boston, Massachusetts 02109, on Wednesday, February 26, 1997 at 9:00 a.m., and at any adjournment or adjournments thereof. The undersigned hereby directs the said David B. Eisenhaure and Michael C. Turmelle to vote in accordance with their judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of the Annual Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned.

           [PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY
                           IN THE ENCLOSED ENVELOPE]



When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the person named on the stock certificate has died, please submit evidence of your authority. If a corporation, please sign in full corporate name by the President or other authorized officer and indicate the signer's office. If a partnership, please sign in partnership name by an authorized person.
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HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

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[X] PLEASE MARK VOTES                                   With-   For all
    AS IN THIS EXAMPLE                          For     hold    Except

1. To elect the following six (6) nominees
   as members of the Board of Directors
   of the Corporation.                          [_]      [_]      [_]

        David R. Eisenhaure, James L. Kirtley, Jr.,
         John P. O'Sullivan, William E. Stanton,
      Michael C. Turmelle and Marshall J. Armstrong


  INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark the "For All Except" box and strike a line through the name of the nominee(s) for whom you do not wish to vote. Your shares will be voted for the remaining nominees.


2. To approve an amendment to the                 For   Against   Abstain
   Corporation's Certificate of Incorporation
   providing for the classification of
   the Board of Directors into three
   classes with members of each class serving    [_]      [_]      [_]
   for staggered three-year terms.


3. To approve an amendment to the
   Corporation's Certificate of Incorporation
   increasing from 10,000,000 to 15,000,000
   the number of authorized shares of
   Common Stock.                                  [_]      [_]      [_]

4. To ratify the selection of Coopers &
   Lybrand L.L.P. as independent auditors
   of the Corporation for the fiscal year
   ending September 30, 1997.                     [_]      [_]      [_]

5. To transact such other business as may
   properly come before the meeting or
   any adjournment or adjournments thereof.       [_]      [_]      [_]




This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR proposals 1, 2, 3, 4 and 5. Attendance of the undersigned at the Annual Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned will revoke this proxy in writing.

Mark box at right if an address change or comments have              [_]
been noted on the reverse side of this card.

                                                             DETACH CARD


        RECORD DATE SHARES:


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Please be sure to sign and date this Proxy.              Date
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------Stockholder sign here-------------Co-owner sign here---------------------

   DETACH CARD